Exhibit 10.14

                                 PROMISSORY NOTE

   $20,000,000.00                 Houston, Texas                 May 23, 2006


     FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("Makers") jointly and severally promise to pay to the order of STERLING BANK ("Payee"), at its banking quarters in Houston, Harris County, Texas, the sum of TWENTY MILLION DOLLARS ($20,000,000.00), or so much thereof as may be advanced against this Note pursuant to the Amended and Restated Credit Agreement dated of even date herewith by and between Makers and Payee (as amended by the First Amendment dated as of May 22, 2006, and as may be further amended, restated or supplemented from time to time, the "Credit Agreement"), together with interest at the rates and calculated as provided in the Credit Agreement.

     Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, the availability of Makers to receive advances under this Note and certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

     This Note is issued pursuant to and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Makers may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

     This Note is issued as an amendment and restatement of that certain Promissory Note dated December 3, 2004, executed by The CYMRI Corporation, a Texas corporation, Petroleum Engineers, Inc., a Louisiana corporation, Petroleum Engineers International, Inc., a Louisiana corporation, and Triumph Energy, Inc., a Louisiana corporation, and payable to the order of Payee in the principal amount of $20,000,000.

     Without being limited thereto or thereby, this Note is secured by the Security Instruments.

     THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT CHAPTER 345 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS NOTE.



                       [Signatures on the following page.]

                                       MAKERS:



                                       CYMRI, L.L.C.
                                       (f/k/a TRADESTAR ACQUISITION SUB, L.L.C.)

                                       By: /s/ Frederick A. Huttner
                                           -------------------------------
                                               Frederick A. Huttner
                                               Vice President



                                       TRIUMPH ENERGY, INC.

                                       By: /s/ Larry M. Wright
                                           -------------------------------
                                               Larry M. Wright
                                               Chief Executive Officer